SINO FIBRE COMMUNICATIONS, INC.
One Exchange Square, 39h Floor
8 Connaught Place, Central, Hong Kong
Tel: +852-3101-7366
Fax: +852-3101-7367

PRESS RELEASE

Sino Fibre Signs Memorandum of Understanding with
Singapore Barter Xchange

HONG KONG and NEW YORK, May 12, 2008 - Sino Fibre Communications, Inc. (OTCBB:SFBE), a broadband and value added Internet services provider in China, announced that it has entered into a memorandum of understanding ("MOU") with BarterXchange (S) Pte Ltd. ("Singapore Barter Xchange") to sell a 15% stake in Sino Fibre's joint venture ("JV"), China Business Online Company Limited, to Singapore Barter Xchange for US$6 million. This values the JV at US$40 million of which Sino Fibre will retain a 70% stake. Sino Fibre's JV is with the China Association of Small and Medium Enterprises ("CASME"), which will explore the Chinese market and introduce e-business and provide barter trade services to Chinese small and medium sized enterprises. CASME holds the remaining 15% of the JV. The proposed sale is subject to board approval, satisfactory due diligence, approvals from all necessary regulatory authorities and a definitive agreement.

CASME is administered by the Chinese National Development and Reform Commission to provide business development assistance to Chinese medium and small enterprises in China and aboard. CASME operates across China with branch offices in cities and provinces throughout the country. CASME's currently has 4.5 million medium and small business members in China, and continues to grow at a rapid pace. View more at: www.ca-sme.org.

Sino Fibre and CASME have agreed to work together to take advantage of advanced international management practices to provide barter trade services for Chinese small and medium sized enterprises. Sino Fibre and CASME have jointly established China Business Online Company Limited in China, which will be wholly funded by Sino Fibre. CASME will provide the CASME brand, government and member resources to develop the business of the JV.

Daniel Mckinney, Chief Executive Officer of Sino Fibre, commented on this new business development with the Singapore Barter Xchange, "The JV will integrate the Singapore Barter Xchange's proven e-commerce software platform in English and Chinese for all CASME members to conduct their e-commerce and e-barter trading under one state-of-the-art, secured, robust network infrastructure. The JV will have two significant streams of income; firstly, through annual fees and secondly through a 5% transaction fee on all barter transactions. These transactions will at the same time create increased demand for Internet online traffic riding on our fiber optic telecommunication network, which will create a recurring revenue stream for Sino Fibre."

About Singapore Barter Xchange

BarterXchange (S) Pte Ltd, is the premier barter trade exchange center in Singapore. It offers a neutral platform for traders to trade with one another through traditional means as well as through the latest innovation in internet technology. It is basically an association of business operators and professionals who have joined together to trade their products and services. For more information about Singapore Barter Exchange, please visit www.barterxchange.com

About Sino Fibre Communications, Inc.

Established in May 2005, Sino Fibre Communications, Inc. is an open source company dedicated to provide international standard fiber optic backbone telecommunications transmission related sales and leasing services in China to all foreign telecommunications carriers and corporate users. For more information about Sino Fibre Communications, Inc., please visit www.sinofibre.com.

The Sino Fibre Communications Corporate Logo is available at http://www.primenewswire.com/newsroom/prs/?kpgid_4102

This press release may contain, in addition, to historical information, forward-looking statements. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements include, among others, general economic conditions, adverse industry events, industry and government regulation, inability to implement business strategies, competition, currency fluctuations and doing business in China (including risks relating to state ownership, government intervention, foreign investment, repatriation of profits, currency conversion, shareholders' rights, enforcement of judgments, legal system developments, protection of intellectual property rights, permits and business licenses, appropriation, tax, infrastructure and interest rate fluctuations). Readers are cautioned not to place undue reliance on the forward-looking statements made in this press release.

Contacts:

Sino Fibre Communications, Inc.

Corporate Contact:
Daniel Mckinney
President and Chief Executive Officer
Tel: +852-3101-7366
Fax: +852-3101-7367
dan.mckinney@sinofibre.com

Investor Relations:
Dennis Burns
Tel: 419-951-4842
denny@nvestrain.com

www.NVESTrain.com